Exhibit 10.13
LEASE DEED
by and between
VITP PRIVATE LIMITED
and
SPHERIS INDIA PRIVATE LIMITED

TABLE OF CONTENTS

Section 1	Exhibits	1
Section 2	Demised Premises	2
Section 3	Term & Termination	2
Section 4	Rent	3
Section 5	Reimbursements	3
Section 6	Entire Agreement/Survival	4
Section 7	Order of precedence	4
Section 8	Applicable Laws	4
Section 9	Partial Invalidity	5
Section 10	Pronouns	5
Section 11	Captions and Section Numbers	5

LEASE DEED
This Lease Deed (“Lease”) is made as of the 5th day of July, 2007, by and between
VITP PRIVATE LIMITED a Company within the meaning of the Companies’ Act 1956 and having its registered office at The V, Admin Block, Mariner, Plot No. 17, Software Units Layout, Madhapur, Hyderabad — 500081, represented by its authorized signatory Mr. M. Bharani, (hereinafter referred to as “LESSOR” which expression shall include its successors and assigns,) of the one part;
And
SPHERIS INDIA PRIVATE LIMITED a Company within the meaning of the Companies Act, 1956 and having its registered office at One Spheris Plaza, Koramangala Block 8, Bangalore, Karnataka — 560095, represented by its authorized signatory Mr. Suresh Nair, CEO & Managing Director, (hereinafter referred to as “LESSEE” which expression include its successors and assigns) of the other part;
RECITALS
Lessor is the absolute owner of the property located at Plot No. 17, Software Units Layout, Madhapur, Serilingampally Municipality, RR District (the “Property”), free from all claims and encumbrances.
Lessor and Lessee wish to enter into a lease arrangement for the “Demised Premises” as described in Exhibit ‘D’ attached hereby with this Lease Deed for the term and subject to the conditions and agreements herein contained.
Now therefore, in consideration of the mutual promises and agreements set forth in this Lease Deed together with the Exhibits and any Addenda attached hereto, Lessor and Lessee agree as follows:
SECTION 1. EXHIBITS
This Lease together with the Exhibits annexed hereto and hereinafter described are by reference incorporated herein and made a part hereof as though fully set forth in the text of this Lease. The Exhibits consist of the following:
      Exhibit A — Definitions
      Exhibit B — General Terms & Conditions (GTC)
      Exhibit C — Special Terms & Conditions (STC)
      Exhibit D — Demised Premises & Rent
      Exhibit E — Operating Expenses

      Exhibit F — Lessor Fixtures
      Exhibit G — Lessee Fixtures
SECTION 2. DEMISED PREMISES
Lessor hereby demises and leases unto Lessee, and Lessee does lease and take from Lessor, the Demised Premises (as defined in Exhibit ‘D’) together with easements, rights and advantages of Lessee thereof, for setting up their office premises and together with the right of Lessee, its employees, agents, contractors and servants to the use of the Demised Premises.
SECTION 3. TERM & TERMINATION
a)	This Lease and all of the parties’ respective rights, obligations and liabilities hereunder shall commence on 1st June 2007 (the “Lease Commencement Date”).
b)	The term of this Lease shall be for a period of 9 (Nine) Years (the “Term”) commencing from the Lease Commencement Date. The Lease may be renewed for a further period on the Lessee’s sole option and subject to mutually agreed terms and conditions their upon by Lessor and Lessee. Lessee shall inform the Lessor in writing of its intent to renew at least 6 months prior to the expiry of the Lease term.
c)	The Lock in period shall be for three (3) years from the Lease Commencement Date and the Lessee shall not terminate the Lease during the Lock in period, subject to force majeure and breach of any of the terms by the Lessor and subject to section 4(f), demised premises described in exhibit ‘D’.
d)	After the Lock in Period, either party may terminate the Lease anytime by giving a six (6) months notice in writing to the other party.
e)	The Lessor shall have the right to terminate this Lease in case of default by Lessee in the performance and observance of the covenants and conditions as contained in GTC 30 on its Part to be observed and performed in accordance with the procedure specified in GTC 30
f)	The Lessee or Lessor shall be entitled to terminate the Lease in the event of any breach or default by the either of the parties in performance or observance of any or all of the covenants and conditions as specified in this Lease deed and in the GTC. In the event of such breach or default by the Lessor or Lessee, (a), Lessee or Lessor shall give a written notice of the nature of the default or breach; (b) Upon receipt of the notice of default, Lessor or Lessee shall be entitled to remedy the default within a period of 30 days; (c) Upon the expiry of the cure period, Lessee or Lessor shall be entitled to terminate the Lease forthwith without any recourse.

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SECTION 4. RENT
The obligation of the Lessee to pay Rent shall commence on 1st October 2007 or the Lessor obtaining Provisional Occupation Certificate for the Demised Premises whichever is earlier. Lessee covenants and agrees to pay to Lessor a monthly Rent as follows:
a)	Rs. 9,83,250/- (Rupees Nine Lakh Eighty Three Thousand and Two Hundred Fifty only) as consideration for the lease of the Demised Premises (hereinafter “Base Rent”) inclusive of current property tax and based on the computations described in Exhibit ‘D’ and subject to the conditions described in GTC-13 of Exhibit ‘B’. The Base Rent shall be increased by 10% per annum at the end of 2 (Two) years from the Lease Commencement Date, and thereafter shall be increased by 5% per annum at each anniversary of this Lease.
b)	The Lessee is entitled to a rent free fit out period of three (3) months starting from the Lease Commencement Date and ending on 31st August 2007. All consumption during fit out period shall be chargeable at actuals and on production of bills.
c)	Rs. 1,00,000/- (Rupees One Lakh Only) for the use of the cafeteria (hereinafter “Cafeteria Usage Charges”) based on the computation described in of Exhibit ‘D’ and subject to the conditions described in GTC-13 of Exhibit ‘B’. The Cafeteria Usage Charges shall be increased by 10% per annum at the end of 2 (Two) years from the Lease Commencement Date and thereafter shall be increased by 5% per annum at each anniversary of this Lease.
d)	Rs. 58,000/- (Rupees Fifty Eight Thousand Only) towards Parking Charges, as computed in detail in Exhibit B and subject to the conditions described in GTC 9 of Exhibit B & Exhibit D. As a special arrangement Lessee is exempted from paying rental towards 5 (five) out of 25 (Twenty Five) four Wheeler Parking and 15 out of 75 two wheeler for first five years of the Lease. Thereafter rentals at the then prevailing campus rates would be applicable.
e)	Rs. 1,29,375/- (Rupees One Lakh Twenty Nine Thousand and Three Hundred Seventy five Only) for common area and equipment maintenance as described in GTC-3 (a) of Exhibit ‘B’ (hereinafter “Maintenance Charges”) based on the computations described in Exhibit ‘D’. The Maintenance Charges shall be reviewed every financial year and shall be increased in accordance with the provision of GTC-3 (c) of Exhibit ‘B’.
f)	Notwithstanding anything contained herein, if the Lessee terminates this Lease prematurely before completion of the Lock In Period (called the “Early Termination Date”), then Lessee agrees at all times to pay an early termination compensation of an amount equivalent to the Base Rent, that would have been payable for the remaining period from date of termination o the end of Lock in Period.
SECTION 5. REIMBURSEMENTS
a)	Lessee shall pay to Lessor, as Reimbursements hereunder, Lessee’s proportion of Operating Expenses (as defined in Exhibit “E”), in the manner as set forth below. Lessor shall prepare a report summarizing the actual expenditures by the Lessor for Operating

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Expenses for the Demised Premises (such report, the “Operating Expenses Statement’). Lessee shall pay the Reimbursements within Seven (7) days after Lessee’s receipt of the Operating Expenses Statement.
b)	If the provisions of any law now or hereafter imposes any tax, assessment, levy or other charge directly upon (i) Lessor with respect to this Lease (ii) Lessee’s use occupancy of the Demised Premises, or (iv) this transaction, except if and to the extent that such tax, assessment, levy or other charge is or may be included in the Operating Expenses, Lessor and Lessee shall discuss and mutually agree upon the sharing of any additional amount. Lessee shall pay the mutually agreed to amount thereof as Reimbursements to Lessor upon written demand.
c)	Lessee shall pay to Lessor, as Reimbursements hereunder, expenses and costs described in GTC-15, GTC-19, GTC-22, GTC-25 and GTC-30 of Exhibit ‘B’ or any other expenses and costs incurred by Lessor on behalf of Lessee due to Lessee’s negligence or misconduct.
SECTION 6. ENTIRE AGREEMENT/SURVIVAL
This Lease, together with the Exhibits and any Addenda attached hereto, contain and embody the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease and Exhibits and Addenda, shall be of any force or effect This Lease Deed shall supercede all prior deeds, agreements, and communications both written and oral between the parties. This Lease Deed may not be modified or terminated by Lessor or Lessee, other than by an agreement in writing signed by both parties hereto (“Addenda”).
SECTION 7. ORDER OF PRECEDENCE.
In the event of a conflict, contradiction or ambiguity between the terms and conditions of the body of this Lease Deed and the General Terms & Conditions in Exhibit ‘B’, the terms of the body of this Lease Deed shall prevail over the General Terms & Conditions in Exhibit ‘B’ and the relevant terms and conditions described in the General Terms & Conditions in Exhibit ‘B’ shall be considered inoperative for such period and to the extent that the terms and conditions of the body of this Lease Deed conflict with or contradict the General Terms & Conditions in Exhibit ‘B’. In the event of a conflict, contradiction or ambiguity between the conditions in the General Terms & Conditions in Exhibit ‘B’ and the Special Terms & Conditions in Exhibit ‘C’, the Special Terms & Conditions in Exhibit ‘C’ prevail over the Genera1 Terms & Conditions in Exhibit ‘B’ and the relevant terms and conditions described in the General Terms & Conditions m Exhibit ‘B’ shall be considered inoperative for such period and to the extent that the terms and conditions described in the General Terms & Conditions in Exhibit ‘B’ conflict with or contradict specified in the Special Terms & Conditions in Exhibit ‘C’, if applicable.
SECTION 8. APPLICABLE LAWS
This Lease shall be governed by and construed in accordance with the laws of India.

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SECTION 9. PARTIAL INVALIDITY
If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the full extent permitted by law.
SECTION 10. PRONOUNS
Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number,, in any place in which the context may require such substitution.
SECTION 11. CAPTIONS AND SECTION NUMBERS
The captions, section numbers and index appearing in this Lease and the attached exhibits are for convenience of reference only, and shall not be deemed to define, limit, describe, explain, modify or amplify the interpretation or construction of any provision of this Lease.
IN WITNESS WHEREOF, Lessor and Lessee have read and understood this Lease along with the Exhibits attached and have executed the same in duplicate under seal as of the day and year first above written.

SPHERIS, INDIA PRIVATE LIMITED		VITP PRIVATE LIMITED

By:	/s/ Suresh Nair	By:	/s/ M. Bharani

Name:	Suresh Nair	Name:	M. Bharani

Title:	CEO and Managing Director	Title:	City Head

By:	/s/ R. Krishnamoorthi	By:	/s/ Naveen Nachel

Name:	R. Krishnamoorthi	Name:	Naveen Nachel

Title:	Manager-Accounts	Title:	Legal-Ascendas

By:	/s/ Mahesh Chandra	By:	/s/ Malathi

Name:	Mahesh Chandra	Name:	Malathi

Title:	Lawyer	Title:	Customer Services

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EXHIBIT “A”
LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
DEFINITIONS
As used in the Lease Deed between VITP PRIVATE LIMITED as Lessor, and SPHERIS INDIA PRIVATE LIMITED as Lessee, the capitalized terms have the following meanings:
“Alterations” shall have the meaning ascribed thereto in GTC-19(a) of Exhibit ‘B’.
“Another Lessee” shall mean any person or entity leasing and/or occupying a portion of the Land or one or more of the Buildings or portions thereof
“Applicable Law” shall mean all local, state, and federal statutes, acts, codes, ordinances, rules, regulations, or orders applicable to the Property or any portion thereof or the conduct of Lessee’s business, as the case may be.
“Base Rent” shall have the meaning ascribed thereto in Section 4(a) of the Lease Deed.
“Building” shall have the meaning ascribed to it in Exhibit “D”.
“Campus” shall have the same meaning as the Property.
“Common Area Maintenance” shall mean the common area maintenance to be provided by Lessor with respect to the areas of the Property that are not a part of the Demised Premises or in space for the exclusive use and occupancy of Another Lessee.
“Demised Premises” shall have the meaning ascribed to in Exhibit “D”.
“Financial Year” shall mean period of twelve (12) months commencing on the first day of April in a calendar year and ending on the thirty first day of March in the next calendar year.
“Hazardous Materials” shall mean any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Andhra Pradesh, Municipality of Serilingampally or the Government of India including without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” or “hazardous material” under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum or any derivative thereof, (iii) asbestos, (iv) PCB’s, or (v) lead.
“Impositions” shall mean and include: (i) taxes, excises and levies on all personal property owned by Lessor and used in the maintenance and operation of the Property; (ii) real estate taxes and assessments, general or special, imposed on the Property; (iii) any taxes, excises and levies in addition thereto or in substitution thereof imposed by reason of the ownership, leasing, operation or occupancy of the Property, and incurred by Lessor, any tax against Lessor on rent from the Property (excluding (x) all federal, state, municipal or other local income and excess profits taxes, and (y) all franchise, capital stock, estate and inheritance taxes), and license, inspection and permit fees including costs and expenses incurred by Lessor in connection with any contest or appeal of the amount thereof; (iv) any water service assessments and/or sewer rents which may be assessed, levied confirmed, or imposed on or in respect of the Property; (v) service charges with respect to police protection, fire protection, street and highway construction, maintenance and lighting, sanitation and water supply; (vi) any fines, penalties and other similar or like governmental charges applicable to the foregoing, together with any interest or costs with respect to the foregoing; and (vii) any other governmental levies, fees, rents, assessments, taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, together with any fines and penalties and any interest or costs with respect thereto imposed upon the Property or relating to the operation and maintenance of the Property.
“Land” shall mean the real properly described on Exhibit ‘D’ attached hereto.
“Lessor’s Work” shall mean such modifications and alterations to the Demised Premises mutually agreed upon in writing by both parties.
“Lease Commencement Date” shall have the meaning ascribed thereto in Section 3(a) of the Lease Deed.
“Notice Period” shall have the meaning ascribed thereto in Section 3(d).
“Office Space” shall have the same meaning as the Demised Premises.
“Operating Expenses” shall have the meaning ascribed thereto in Section 5(a).
“Operating Expense Statement” shall have the meaning ascribed thereto in Section 5(a).
“Property” shall mean the Land, Buildings, Site Improvements and all other structures, facilities and equipment thereon that is not the property of Lessee or Another Lessee.
“Reimbursements” shall have the meaning ascribed thereto in GTC-13 of Exhibit ‘B’.
“Rent” shall collectively refer to the components of the Rent set forth in Section 4(a), 4(c), 4(d) and 4(d) of the Lease.
“Rules and Regulations” shall have the meaning ascribed thereto in Exhibit ‘B’ or any other Rules and Regulations that is framed by Lessor from time to time.
“Security Services” shall have the meaning ascribed thereto in GTC-3(a)(1) of Exhibit ‘B’.
“Site Improvements” shall mean all future enhancements and improvements inside and/or outside the Buildings and on the Property appur Lessee to the Buildings.

“Supplementary Air Conditioning System” shall mean air conditioning system other than that provided by Lessor under GTC-1 and GTC-7 of Exhibit ‘B’.
“Lessee’s Proportion” shall be calculated as follows:
“Area of the Demised Premises as described in Exhibit ‘D’ (25875 square feet) / Total Area of Property (359,554) square feet)
“Term” shall have the meaning ascribed thereto in Section 3(b).
“Working Days” shall have the meaning as ascribed thereto in GTC-7(b) of Exhibit “B”.
“The V” shall mean the name of the Park in which the Building forms the part and parcel of the Property.

GENERAL TERMS & CONDITIONS
TABLE OF CONTENTS

FACILITIES & AMENITIES	1
GTC-1: FACILITIES & AMENITIES TO BE PROVIDED BY LESSOR	1
GTC-2: FACILITIES, AMENITIES, EQUIPMENT AND FIXTURES TO BE PROVIDED BY LESSEE	2
GTC-3: MAINTENANCE	2
GTC-4: ELECTRICITY	3
GTC-5: WATER	4
GTC-6: DIESEL GENERATOR SET	4
GTC-7: AIR CONDITIONING	5
GTC-8: CAFETERIA	5
GTC-9: PARKING	5
GTC-10: SUSPENSION OF FACILITIES	6

RENTS, REIMBURSEMENTS, TERM & TERMINATION	6
GTC-11: TERM & TERMINATION	6
GTC-12: HOLDING OVER	7
GTC-13: RENT & REIMBURSEMENT	7
GTC-14: SURRENDER OF DEMISED PREMISES	8

RULES & REGULATION FOR USE OF PREMISES	9
GTC-15: USE OF PREMISES	9
GTC-16: RULES & REGULATIONS	10
GTC-17: ASSIGNMENT AND SUBLETTING	11
GTC-18: IMPROVEMENTS	11
GTC-19: ALTERATIONS	11
GTC-20: CONDITION OF DEMISED PREMISES	13
GTC-21: FURNITURE AND EQUIPMENT	13
GTC-22: REPAIRS AND INSPECTION	13
GTC-23: LESSEE’S INSURANCE	14
GTC-24: CHANGES TO BUILDING SYSTEMS/ LESSEE EQUIPMENT	14
GTC-25: DAMAGE TO PROPERTY	14
GTC-26: DAMAGE TO PERSONAL PROPERTY AND PERSON	14
GTC-27: FIRE AND OTHER CASUALTY DAMAGE TO DEMISED PREMISES	15

MISCELLANEOUS	15
GTC-28: LESSOR’S COVENANTS	15
GTC-29: WAIVER OF SUBROGATION; INDEMNITY	17
GTC-30: DEFAULT OF LESSEE	18
GTC-31: WAIVER	20
GTC-32: CONDEMNATION	20
GTC-33: RIGHT OF LESSOR TO CURE LESSEE’S DEFAULT; LATE PAYMENTS	21
GTC-34: NO REPRESENTATION BY LESSOR	21

GTC-35: BROKERS	21
GTC-36: NOTICES	21
GTC-37: FINANCING REQUIREMENTS	22
GTC-38: PEACEFUL ENJOYMENT OF DEMISED PREMISES	22
GTC-39: SUCCESSORS AND ASSIGNS	22
GTC-40: NAME OF PROPERTY	22
GTC-41: SIGNS	22
GTC-42: EXONERATION	23
GTC-43: ARBITRATION	23
GTC-44: TIME OF THE ESSENCE	23
GTC-45: STAMP DUTY, REGISTRATION CHARGES AND OTHER EXPENSES	23
GTC-46: NO PARTNERSHIP	23
GTC-48: AUTHORITY	24

EXHIBIT “B”
TO LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
GENERAL TERMS & CONDITIONS
FACILITIES & AMENITIES
GTC-1: FACILITIES & AMENITIES TO BE PROVIDED BY LESSOR
The Lessor agrees to provide the following amenities and facilities apart from the super built-up areas described in Exhibit ‘D’ for which sums mentioned in Section 4(a), Section 4(b) and Section 4(c) of the Lease Deed shall be payable by the Lessee.
(a) Demised Premises with
Central Air-conditioning system from 5 x 280 TR Air-cooled screw chillers with ducting is done in the Demised Premises upto and for plenum. (Subject to the conditions described in GTC-7 of Exhibit ‘B’).
Raw power supply upto the floor distribution boards of the Demised Premises.
Functional Toilets
Building Management System (Air conditioning controls, Fire alarm control)
Fire escape staircases (external)
6 nos. 16-passengers Elevators & 1 Service Lift
(b) Other Utilities and amenities
33 KV Electrical Sub-station with 5 MVA connected load
100% power back-up with 4 x 1500 KVA synchronized Diesel Generating Sets
Sewerage Line
Complete Fire Fighting system with hydrants with single layer upright fire sprinkler system inside the office area.
Parking for four-wheelers and two-wheelers (subject to the conditions described in GTC-9 of Exhibit ‘B’)

GTC-2: FACILITIES, AMENITIES, EQUIPMENT AND FIXTURES TO BE PROVIDED BY LESSEE
Lessee understands and agrees to provide and install the facilities, amenities, equipment and fixtures at his own cost in the Demised Premises described hereunder but not limited to:
(a) Computers, computer peripherals, computer hardware and consumables
(b) Network Switches and Local Area Network Equipment
(c) Servers or any other related hardware
(d) Satellite Link and related equipment
(e) UPS, EPABX and Telephone instruments
(f) The required fire dampers along with contactor / relay.
(g) Access Control systems for demised premises.
(h) Fire alarm system and downward sprinklers inside the demised premises
(i) Drinking water in the demised premises.
GTC-3: MAINTENANCE
(a)	The following facilities Shall be provided by Lessor as part of the Maintenance of the Campus for which the sum defined in Section 4(e) as Maintenance Charges shall be payable by Lessee

(i)	Twenty-Four hour Security Guards at all entry and exit points from the Campus. These security Guards shall perform routine checks for all inward and outward movement of men, material and machinery.

(ii)	Housekeeping shall be carried out and limited to common areas (Lobbies, Cafeteria and Other Common Areas) and cleaning facilities for external areas (Roads, Pathways, parking areas, fountains & landscape gardens etc.). Lessee shall carry out housekeeping in the Demised Premises.

(iii)	general pest and rodent control measures shall be carried out in the common areas and around the Buildings. Lessee shall arrange for general pest and rodent control activities in the Demised Premises.

(iv)	Civil Maintenance of the structures, roads and pathways shall be carried out from time to time or as and when required to maintain them for regular use. Such maintenance shall normally include waterproofing, painting, plastering, flooring, plumbing etc. Any damages caused by the Lessee to Lessor’s building and equipment shall be rectified by Lessee at his own cost. In the event Lessor undertakes the rectification of such damages caused by Lessee, the cost of such rectification shall be reimbursed by Lessee to be included in Reimbursements.
(v)	Maintenance of all the Equipment provided by Lessor are part of facilities and amenities in the Monthly Rent mentioned in this agreement. This includes preventive maintenance, routine maintenance, annual maintenance, spares etc. Lessor will ensure minimum breakdown of the equipment and restore the services at the earliest. Lessee is in no way entitled to claim compensation for the time loss on account of machinery failure.

(vi)	Lessee should allow the Lessor representative to carryout all the preventive maintenance as and when required.

(vii)	Regular maintenance in respect of common electrical installations provided by Lessor as part of facilities and amenities in the Rent. The work generally includes replacement of electrical consumables, replacement of light fittings and consumables etc. in common areas.

(b)	The Maintenance Charges for each month as determined in Exhibit ‘D’, shall be payable by Lessee in advance on or before the tenth day working day of each calendar month during the term of this lease.

(c)	Lessor reserves the right to review and revise Maintenance Charges from time to time. Generally, Maintenance Charges shall be reviewed once in a Financial Year by Lessor. Lessor shall review of the Maintenance Charges on a transparent basis and any increase or decrease in the Maintenance Charges shall app1y to all occupants of the Property. Lessor may revise and intimate to Lessee the revised Maintenance Charges and the date on which such revision shall come into effect. Lessee agrees to pay such revised Maintenance Charges at such terms intimated by Lessor.
GTC-4: ELECTRICITY
(a)	5 MVA (2 x 2.5 MVA transformers) power supply shall be made available for the entire Vega Block from the electric utility company. The Lessee shall be entitled to power supply proportionate to the office areas allotted i.e. 1.1KVA / 100Sqft of built-up area which includes A/C, Lighting, Lifts, UPS, and all common equipments of the building Lessee shall provide a dedicated sub meter for the Demised Premises.

(b)	The necessary deposit and charges to provide the power supply connection shall be borne by the Lessor. The Lessee will not be entitled to any income or a share of any income that may be received on such deposits and charges. In the event Lessee requires additional connected load beyond the load described above, the Lessee shall reimburse the additional deposits and charges to the Lessor.

(c)	Lessee shall pay Lessor, monthly charges for electricity used in the Demised Premises at a rate equal to the rate which Lessee would otherwise pay for such service if the same were furnished to Lessee by the electric utility company supplying electricity to the Property (“utility’s prevailing rate”). The supply of electricity to Lessee will be governed by the separate sub-meters linked to the master meter(s) of the Buildings. Wherever the common facilities electricity consumption cannot be separately measured, then the total electricity costs shall be Shared in proportion to the office area occupied by Lessee. Any deposit to be paid to the utility company shall be the sole responsibility of Lessor.
GTC-5: WATER
(a)	Adequate water supply will be made available by the Lessor from APIIC. In case of disruption in water supply from the APIIC water shall be arranged by the Lessor from alternate sources.

(b)	The necessary deposit and charges to provide the water supply connection shall be borne by the Lessor. The Lessee will not be entitled to any income or a share of any income that may be received on such deposits and charges.

(c)	The total expenditure incurred for water consumption will be reimbursable by the Lessee to the Lessor in proportion to the office area occupied by the Lessee on actuals and on production of bills in accordance with Exhibit E.
GTC-6: DIESEL GENERATOR SET
(a)	The Lessor shall at his own cost provide 100% power back up by 4 x 1500 KVA DG sets running in synchronization in case of power failure.

(b)	The total expenditure incurred on purchase of fuel for the DG Sets will be reimbursable by the Lessee to the Lessor, to be included in Reimbursements, in proportion to the Office Area occupied by the Lessee at actuals and in accordance with Exhibit E.

[page missing from original]

(f)	Lessee shall avoid haphazard parking of vehicles so as to not cause any damage to either person or property of the occupants of the Campus. Lessee covenants and agrees to indemnify Lessor and other Lessees for any liability or claims arising out of such haphazard parking by Lessee or its employees.

(g)	Lessee understands and agrees that parking vehicles in the Campus will be at the sole responsibility of the owner of the vehicle. Lessor shall not be responsible for any theft or damages or any other liability arising out of parking of vehicles in the Campus unless the said theft or damage can be solely attributable to the Lessor.
GTC-10: SUSPENSION OF FACILITIES
(a)	Lessor may suspend, delay or discontinue providing any of the facilities to be provided by Lessor wider this Lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of fuel inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, interference by civil or military authorities, compliance with the laws of the Government of India or with the laws, orders or regulations of any other governmental authority, or by reason of any other cause or emergency beyond Lessor’s control or at the request of Lessee. Lessor shall, at its own cost, arrange to restore the facilities as soon as practicable. In the event that the suspension, delay or discontinuity of any of the facilities under this clause extends for a period of more than 2 months, the Lessee shall be entitled to immediately and forthwith terminate the lease without any liability.

(b)	Lessor also reserves the right to temporarily suspend, delay or discontinue furnishing any of the facilities to be provided by Lessor under this Lease, without any liability to Lessee as a result thereof, for such inspections, cleaning, repairs, replacements, alterations, improvements or renewals as may, in Lessor’s judgment, be desirable or necessary to be made for enhancement of these facilities; provided, that such facilities shall not, to the extent reasonably feasible, be suspended for such purposes during Lessee’s normal business hours or unless Lessor shall, to the extent reasonably possible under the circumstances, have given Lessee advance notice of any proposed suspension of facilities. Lessor shall arrange to restore facilities as soon as practicable at the expense of the Lessor.
RENTS, REIMBURSEMENTS, TERM & TERMINATION
GTC-11: TERM & TERMINATION
(a)	In case the Lessee would like to extend the Lease beyond the term in Section 3(b) of the Lease Deed, then a fresh Lease Deed shall be executed and registered to reflect the mutually agreed terms agreed upon by both parties.
(b)	In the event the Lessee is not desirous of seeking extension of the Lease after expiry of the Term then Lessee shall hand over the possession of the Demised

Premises in reasonable good condition, excepting normal wear and tear. Lessee clearly understands and agrees that the Demised Premises shall at all times be the property of Lessor and shall not get transferred, at any time or at the end of the term of this Lease, to Lessee.
(c)	Lassie will be liable for all the monthly Rent, Charges and Reimbursements as described in Section 4 of the Lease Deed during the notice period as described in Section 3(d) of the Lease Deed or till such time Lessee has handed over possession of Demised Premises as described in GTC- 11(b) hereinabove, whichever is later.
GTC-12: HOLDING OVER
If Lessee shall, without the prior written consent of Lessor, remain in the Demised Premises after the expiration of the term of this Lease, then Lessee shall become a Lessee by the month, subject to all of the terms and conditions of this Lease, at a monthly rental rate equal to one hundred twenty percent (120%) of the greater of: (i) the then prevailing Rent, maintenance and other reimbursement agreed by Lessee to be paid as aforesaid, or (ii) the prevailing market rate for space comparable to the Demised Premises without taking into account any market rate Lessee concessions (in addition to all other sums, costs and fees otherwise due and payable hereunder). The said monthly tenancy shall commence with the first day next after the end of the term above described. Lessee shall indemnify and hold harmless Lessor and its partners, and their respective officers, directors, agents and employees, from and against any and all claims, losses, actions, damages, liabilities and expenses (including reasonable attorneys’ fees) resulting from Lessee’s hold-over of possession of the Demised Premises (including claims of prospective Lessees of all or part of the Demised Premises).
GTC-13: RENT & REIMBURSEMENT
(a)	The Rent and Charges described in Section 4 of the Lease Deed shall be payable in advance on or before the tenth (10”) day of each calendar month during the term of this Lease.

(b)	Except as provided in this Deed, the Lessee shall compensate Lessor for all future taxes such as Service Tax, cesses, and property tax in connection with Lease and other than corporate income Tax and wealth Tax shall be reimbursed by Lessee at actuals as applicable and duties assessed or payable in respect of the Demised Property or this Lease, in proportion to the area occupied by Lessee, to the Municipal Corporation or any other government body or authority as shall become due from and payable by Lessee to Lessor (collectively, “Reimbursements”). Unless otherwise specified herein, Lessee shall pay Reimbursements within 7 (Seven) days of receipt of Lessor’s Statement of Expense. The covenant to pay Rent shall be independent of any other covenant set forth in this Lease. Lessor shall have the same remedies for default for the payment of Reimbursements as are available to Lessor in the case of a default in the payment of Rent.

(c)	If the Lease Commencement Date occurs on a day other than on the first day of a month, rent from the Lease Commencement Date until the first day of the following month shall be prorated at the rate of one-thirtieth (1/30) of the Rent, payable in advance on the Lease Commencement Date.

(d)	The Rent, Charges and all Reimbursements shall be paid promptly when due, in Indian Rupees, without notice or demand and without deduction, diminution, abatement, counterclaim or set-off of any amount, other than withholding taxes. The Rent, Charges and the Reimbursements shall be paid to Lessor at the following address: Plot # 17, Software Units Layout, Madhapur, Hyderabad — 500 081, or at such other address or to such other person as Lessor may designate by adequate written notice to Lessee from time to time. If Lessor shall at any time accept Rent and/or Reimbursements after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute a waiver of Lessor’s rights hereunder. If Lessee makes any payment to Lessor by cheque, the same shall be by cheque drawn by the Lessee only, and Lessor shall not be required to accept a cheque drawn by any other person. Any cheque received by Lessor shall be deemed received subject to collection.
GTC-14: SURRENDER OF DEMISED PREMISES
(a)	Upon termination of this Lease by lapse of time or otherwise, Lessee shall surrender the debonded Demised Premises to Lessor upon simultaneous refund of the Deposit, in broom-clean condition and in good order and repair, except for ordinary wear and tear and damage which Lessee is not obligated to repair, failing which Lessor may restore Demised Premises to such condition at Lessee’s expense.
(b)	That at the time of vacating the Demised Premises Lessee shall, at his own cost, remove all additions, alterations, improvements and installations thereto installed by Lessee, either permanent or temporary in nature. Lessee shall promptly repair any damage caused by any such removal and shall restore the Demised Premises in good order and condition reasonable wear and tear excepted, failing which Lessor may restore Demised Premises to such condition at Lessee’s expense.
(c)	Provided however, and it is hereby expressly agreed and understood that if after the expiry or sooner determination of the Lease, Lessor is unable for any reason whatsoever to refund the Deposit, Lessee shall be entitled to continue to use or occupy the Demised Premises without payment of any Rent, Reimbursements or other charges until the Deposit is refunded. Upon such termination, Lessee’s trade fixtures and furniture shall remain Lessee’s property, and Lessee shall have the right prior to such termination to remove the same. Lessee shall promptly repair any damage caused by any such removal and shall restore the Demised Premises in good order and condition reasonable wear and tear excepted. Lessee shall surrender the Demised Premises to Lessor at the end of the Term without notice of any kind, and Lessee hereby waives all right to any such notice as may be provided under any present or future law.

(d)	That at the time of vacating the Demised Premises upon termination of the lease or otherwise, Lessee shall deposit a sum equivalent to Three (3) months average consumption charges with Lessor to meet the arrears of electricity, telephone, water and all other dues required to be paid by Lessee under this Lease Deed to all the concerned authorities including but not limited to local electricity/utility company, Municipality, etc. The balance amount, if any, shall be returned to Lessee within Seven (7) days of receipt of the last bill by Lessor. However, if Lessor has to pay any extra amount over and above what Lessee had paid as advance deposit then Lessor shall inform Lessee the details of such amount and Lessee shall reimburse such extra amount to Lessor within Seven (7) days of such information.

(e)	That at the time of surrender of Demised Premises upon termination of the lease or otherwise, Lessee shall, at his own cost. Lessee shall de-bond the Demised Premises at his own cost and discharge all duties and taxes arising thereon and surrender the de-bonded Demised Premises to Lessor.
RULES & REGULATION FOR USE OF PREMISES
GTC-15: USE OF PREMISES
(a)	Lessee shall use and occupy the Demised Premises solely for general office purposes and training of personnel and uses incident thereto as permitted under applicable zoning regulations, and but for no other business or purpose.

(b)	Lessee shall comply with all present and future laws, statutes, ordinances, regulations, and requirements of any and all governmental authorities and with the Rules and Regulations of Exhibit ‘B’ hereof.

(c)	Except for ordinary supplies and materials reasonably related to Lessee’s permitted uses set forth in GTC-15(a) hereof, Lessee shall not cause or permit any Hazardous Materials (as defined in Exhibit ‘A’) to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Demised Premises, the Buildings, or other part of the Property or any portion thereof by Lessee, its agents, employees, sub Lessees, assignees, contractors, or invitees. Lessee agrees to indemnify, defend and hold Lessor and its officers, directors, agents, employees, advisors, attorneys and affiliates harmless from any and all claims, actions, administrative proceedings judgments, damages, penalties, fines, costs, liabilities, interest or losses, reasonable attorney’s fees and expenses, consultant fees, and expert fees, costs of investigation, monitoring, cleanup, containment, restoration, removal or other remedial work, together with all other costs and expenses of any kind or nature that arise during or after the term of the Lease from any Hazardous Materials permitted on the Demised Premises pursuant to this GTC-l5(d) or from any breach of Lessee’s obligations set forth in GTC-15(c); provided that the foregoing indemnification shall not apply to any Hazardous Materials which another Lessee or Lessor or any of its agents, representatives or contractors brings, stores, uses, handles, generates, releases or disposes of in, on, under or about the Buildings, the Land or any portion thereof.
(d)	Lessee shall not commit or allow to be committed any waste upon the Demised Premises or elsewhere on the Property, or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of Another Lessee, and Lessee shall not, without the prior written consent of Lessor, use any apparatus, machinery or device in or about the Demised Premises which will cause any substantial noise or vibration or fumes.

(e)	Lessee shall, at its expense, keep the Demised Premises and all improvements, fixtures and other property contained therein in a neat, clean, safe and sanitary condition, and in good order and repair, reasonable wear and tear excepted, and will surrender the Demised Premises at the expiration or other termination of the term of this Lease in good order and condition, ordinary wear and tear, and casualties and damages caused by the elements, fire and other insured casualty excepted.
GTC-16: RULES & REGULATIONS
(a)	Lessee, its employees, agents, invitees, contractors and subcontractors shall observe and strictly comply with the Rules and Regulations follows (but not limited to) and with such other and further reasonable rules and regulations as Lessor may, after notice to Lessee, from time to time adopt. Lessor shall include in leases of space in Buildings a similar requirement obligating Lessees to comply with rules and regulations adopted by Lessor. Lessor shall exercise its best efforts to enforce said rules and regulations, to the extent applicable, and to enforce the terms, covenants or conditions in any other lease against any other Lessee; provided, however, that Lessor shall not be liable to Lessee for violation of the same by any other Lessee, its servants, employees, agents, invitees or licensees.
The facilities extended by the Lessor will be available 24X7, 365 days a year. In case the Lessee requires to work on Saturdays, Sundays & holidays, the Lessee shall pay additional charges for usage of the facilities beyond the normal hours as follows:
If the Lessee uses additional Air conditioning beyond normal hours lessee shall pay Rs.4/per unit as current charges on actual consumption plus Rs.250/per hour for actual additional hours. Apart from above no additional charges for any other facilities shall be charged.
(b)	The air-conditioning plant and emergency power (DG sets) will be available all days including Sundays & all public holidays.

(c)	Elevator will be available on all days including Sundays & holidays except during preventive maintenance period.

(d)	Walking / trespassing through the Demised Premises of another Lessee should be avoided.

(e)	The common utility areas, i.e., electrical sub-station, DG Room, AHU Rooms, Sewerage Treatment Plant and other utility areas, will be restricted areas. Lessee, its officers, directors, agents, employees, advisors, attorneys and affiliates should avoid unauthorized entry or access to such areas.

(f)	The maintenance facilities provided by Lessor are for the general maintenance of the Campus. Lessee shall not utilize the maintenance facilities for any of his personal work.

(g)	General rules and regulations for proper administration of the Campus shall be drafted by Lessor from time to time and shall be binding on the Lessee and their representatives, nominees and assignees.

(h)	Lessees will permit the Security & Maintenance staff deputed by lessee for all preventive maintenance works & complaint related activities, regular checkup as and when required subject to them providing reasonable prior notice to the Lessee and provided that the security and maintenance staff abide by Lessee’s access control and security measures.

(i)	Lessee will permit the Lessor or its representative to carry out the regular inspections of the Demised Premises subject to the Lessor providing Lessee with reasonable prior written notice for such inspection and subject to the Lessor or its representative abiding by the Lessee’s access control and security measures.
GTC-17: ASSIGNMENT AND SUBLETTING
Lessee shall not assign, sublease, transfer or encumber this Lease or the Demised Premises, or any part thereof to any third party except for sharing Demised premises with any of its subsidiaries/affiliates or any entity belonging to Lessee group of Companies with prior written approval of Lessor which approval shall not be unreasonably withheld.
GTC-18: IMPROVEMENTS
Lessee does accept the Demised Premises in “as is” condition, subject to the improvement of the Demised Premises by Lessor as mutually agreed upon in writing by both parties (“Lessor’s Work”). Lessor shall cause the Lessor’s Work to be accomplished at its expense. It is understood and agreed that Lessor is under no obligation to accomplish or to cause to be accomplished, any construction, improvements, alterations, decorations, or similar matter prior to the Lease Commencement Date except as set forth in this Section.
GTC-19: ALTERATIONS
(a)	Lessee shall not make or permit anyone to make any alterations, additions, improvements, installations or other changes of a permanent or structural nature in or to the Demised Premises (collectively, “Alterations”) without the prior written consent of Lessor in each and every instance and consent shall not be unreasonably withheld. Failure of Lessee to obtain and comply with the terms and conditions of such consent shall constitute a default hereunder. If any Alterations are made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in this respect, as Reimbursements. In such event, Lessee shall also be solely liable for consequential losses caused to Another Lessee and/or to Lessor.
(b)	When performing any Alterations permitted under the provisions of GTC-19(a) hereof, Lessee shall comply with the following conditions and shall undertake the following obligations. At least thirty (30) days before any Alterations work is done or any materials are delivered, Lessee shall provide Lessor with plans, specifications, names and addresses of all contractors and sub-contractors and copies of all contracts, necessary approvals and permits. All Alterations, improvements and installations shall conform with the requirement of all insurance policies of the parties hereto, and with all applicable laws, statutes, ordinances, regulations and rules of all governmental authorities. Lessee agrees to permit Lessor to supervise all such work, which shall be performed so as not to interfere with or impair the use and enjoyment of any portion of the Property used or occupied by Lessor or Another Lessee. Any Alterations by Lessee shall be at Lessee’s sole cost and expense and shall be performed by properly licensed and bonded contractors approved by Lessor, which such approval shall not be unreasonably withheld, but shall be based upon such contractors’ financial condition, experience and previous job performance. Any such contractors shall also be required to waive in writing any rights they may have to file any and all mechanic’s and material-men’s liens against the Demised Premises prior to commencing any work. Lessor or its agents shall be entitled to reimbursement of all expenses and costs in actuals that are spent in connection with any Alterations or work performed by Lessor or its agents at the request of Lessee. Spheris to comment.
(c)	In the event any mechanic’s or material-men’s lien is filed against the Demised Premises and/or any other part of the Property for work claimed to have been done for, or materials claimed to have been furnished to Lessee, such lien shall be discharged by Lessee within ten (10) days thereafter, at Lessee’s sole cost and expense, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such mechanic’s or material-men’s lien, Lessor may discharge the same and treat the cost thereof as Reimbursements payable with the monthly installment of rent next becoming due; provided that such discharge by Lessor shall not be deemed to waive or release the default of Lessee in not discharging the same. Lessee promptly will indemnify and hold harmless Lessor from and against any and all claims, damages and expenses incurred by Lessor, arising from any liens placed against the Demised Premises, the Property, or any part thereof. This indemnity shall survive any termination or expiration of this Lease.
(d)	All Alterations of a permanent and structural nature, (including, without limitation, Lessor’s Work), made by Lessor at his expense, shall become and remain the property of Lessor. All Alterations of a permanent and structural nature made by Lessee at his expense, shall become and remain the property of Lessee subject to the provisions of GTC-14 of Exhibit ‘B’.
GTC-20: CONDITION OF DEMISED PREMISES
Lessee acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Lessor with respect to the Demised Premises or the Property with respect to the suitability thereof for the conduct of Lessee’s business. The taking of possession of the Demised Premises by Lessee shall conclusively establish that the Demised Premises are in satisfactory condition, order and repair.
GTC-21: FURNITURE AND EQUIPMENT
A typical floor in the building is designed for a floor loading capacity of 350 kgs per square meter. Lessee shall not be allowed to exceed the floor loading limit in the Demised Premises. All damage done to the Demised Premises or the Property by taking in or removing a safe or any other article of Lessee’s office freight, furniture, or equipment, or due to its being in the Demised Premises, shall be repaired at the expense of Lessee.
GTC-22: REPAIRS AND INSPECTION
(a)	Lessee shall after receiving prior written notice, permit Lessor, its employees, agents, contractors, and representatives, to enter the Property, the Buildings, and the Demised Premises at reasonable times and in a reasonable manner to inspect and protect the same, and to make such alterations or repairs as Lessor may deem necessary subject to Lessee’s access control and security measures., or to exhibit the same to prospective purchasers. In the event of an emergency, Lessor may enter the Property and any part thereof with a shorter notice and make whatever repairs are necessary to protect the same; provided, however, that Lessor is required and shall act carefully and reasonably when exercising any right of access to the Demised Property and ensure that any repairs or inspection undertaken by Lessor shall not interfere with the business of Lessee. Lessor shall use reasonable efforts to minimize interference to Lessee’s business when making repairs, but Lessor shall not be required to perform such repairs at a time other than during normal working hours. There shall be no abatement of Rent and no liability by reason of any injury or inconvenience to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Property, unless caused by the gross negligence or willful misconduct by Lessor, its agents, contractors, representatives or employees.
(b)	Lessee shall take good care of the Demised Premises and the fixtures and appurtenances therein. Lessee shall, at its expense, repair all damage thereto and any fixtures and equipment therein and otherwise to the Property to Lessor’s reasonable satisfaction caused directly or indirectly by Lessee, its employees, agents, invitees, licensees, subLessees, or contractors. If Lessee fails to make such repairs, the same may be made by Lessor and the expense thereof shall be deemed

Reimbursements due and payable by Lessee within fifteen (15) days after the sending of a statement thereof by Lessor to Lessee.
GTC-23: LESSEE’S INSURANCE
During the term of the Lease, Lessee shall, at its expense, insure its own personal property in the Demised Premises.
GTC-24: CHANGES TO BUILDING SYSTEMS/ LESSEE EQUIPMENT
(a)	The design, installation, operation, maintenance and repair of the fixtures and equipment installed in the Demised Premises whether by Lessee or by Lessor on behalf of Lessee, shall be the responsibility of Lessee, and Lessor shall have no obligation in connection therewith.
(b)	Lessee shall not install any equipment of any kind or nature whatsoever in the Demised Premises which will or may necessitate any change, replacement or addition to, or in the use of, the electrical system, water system, heating system, plumbing system, air conditioning system, or any other system of the Building without first obtaining the prior written consent of the Lessor which consent shall not be unreasonably withheld.
GTC-25: DAMAGE TO PROPERTY
All injury, breakage or damage to the Demised Premises, the Buildings, the Property, or any part thereof caused by or arising from any willful negligence of Lessee, its agents, employees, contractors, servants, permitted sub Lessees or assignees, invitees, or licensees, or by persons or individuals making deliveries to or from the Demised Premises, shall be repaired by Lessee at the sole expense of Lessee. In the event that Lessee shall fail to do so, then Lessee shall have the right to make such necessary repairs, alterations and replacements (structural and nonstructural) and any cost incurred by Lessor shall be paid by Lessee as Reimbursements, payable with the installment of rent next becoming due under this Lease This provision shall be construed as an additional remedy granted to Lessor and not in limitation of any other rights and remedies which Lessor may have in said circumstances.
GTC-26: DAMAGE TO PERSONAL PROPERTY AND PERSON
(a)	All property of Lessee, its agents, employees, contractors, servants, invitees, or of any other person, in or on the Demised Premises, the Buildings, the Property, or any part thereof, shall be at the sole risk of Lessee or such other person or party. Lessor shall not be liable to Lessee or any such person or party for any damage to or theft or loss of such property whether or not caused by the act (including theft) or failure to act of any person except where the same is solely attributable to the Lessor.
(b)	As and As and when Lessee becomes aware of any such situations like leaking of any roof, or other part of the Demised Premises, the Buildings, the Property, or any part thereof, or by the bursting, leaking or overflowing of water, sewer, steam or sprinkler pipes, or heating or plumbing fixtures, air conditioning or heating failure, gas, noxious odors or noise, or any other act or thing, including the malfunction of electrical wires or fixtures or security and protective systems, it should immediately and promptly inform Lessor about the same and Lessor shall attend to it as part of its covenant as enumerated in GTC-28(a).
(c)	However, Lessor shall not under any circumstances be liable for the interruption of or any loss to Lessee’s business that may result from any of the acts or causes described above.
(d)	Lessor shall not be liable for any injury to Lessee, its agents, employees, contractors, servants, invitees, permitted subLessees or assignees, or licensees, or to any other person, arising from the use, occupancy or condition of the Demised Premises, the Buildings, or the Property other than liability for personal injuries resulting directly from the negligence or misconduct of Lessor, and then such liabilities shall be subject to the release set forth in GTC-29(a).
GTC-27: FIRE AND OTHER CASUALTY DAMAGE TO DEMISED PREMISES
If the Demised Premises shall be damaged by fire or other casualty Lessor shall as soon as practicable after such damage occurs (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company) repair such damage at the expense of Lessor, and the Rent payable by Lessee hereunder shall be reduced in proportion to the gross floor area of the Demised Premises which is unusable by Lessee, as reasonably determined by Lessor, until such repairs are completed; provided, however, that Lessor shall only be required to repair or rebuild items comprising the facilities and amenities to be provided by Lessor as described in Exhibit ‘B’ and any additional improvements shall be made at Lessee’s sole cost and expense, and provided further, that any policy of insurance maintained by Lessor will not be invalidated in whole or in part by reason of such abatement of such damage which shall have been caused by Lessee or any of its agents, representatives, employees or invitees.
MISCELLANEOUS
GTC-28: LESSOR’S COVENANTS
Lessor hereby covenants with Lessee that
(a)	Lessor has good title and is the absolute owner of the Demised Premises and it has the full right, absolute power and authority to deal with the Demised Premises and to grant a lease in respect of the Demised Premises upon such terms as it deems fit, free from all claims and encumbrances. In the event there being any defect or deficiency or inadequacy in Lessor’s right to execute this Lease, Lessor undertakes to indemnify Lessee against all consequences arising there from including damages, losses, costs or any other claims/actions, or proceedings by others in respect of quiet and peaceful use, occupation and possession of the Demised Premises.

(b)	The Demised Premises can be used for general office purposes as a bonded area for an export only unit.

(c)	The Demised Premises is free from all encumbrances, charges and liens whatsoever and Lessor has not entered into any similar agreement or arrangement with any person/persons for providing use and occupation of the Demised Premises to which Lessee is entitled to under this Lease.

(d)	Lessor has obtained all requisite statutory and other approvals from governmental/local authorities, if any, to let out the Demised Premises for the purposes of Lessee and that the Demised Premises is fit for use of Lessee for its business, and Lessor has obtained all necessary governmental approvals and permits for the use of the Demised Premises by Lessee.

(e)	Lessor has paid and shall pay and discharge all existing and future taxes, rates, cesses, duties, charges, levies, fines, penalties, and other outgoings that may be levied, imposed or charged in respect of the Demised Premises and existing and future surcharges, and the Municipal Corporation tax. If there is any default in payment of taxes etc. Lessee is entitled to make the payments and recover the same from Lessor. Any such amount to be paid by Lessee will be adjusted against the Maintenance Charges Lessee has to pay to Lessor as mentioned in Section 4(e).

(f)	Lessor shall maintain the Demised Premises in good Lesseeable condition and execute at its expense all structural repairs to the Demised Premises and maintain the Demised Premises in habitable condition for the use and enjoyment of Lessee.

(g)	In case of any legal problem pertaining to the Demised Premises or for using or occupying of same for office by the Lessee, the total liability will be that of Lessor. If due to any such problem the Demised Premises or any part thereof cannot be used by Lessee, then Lessee will not be liable to make any payment for the period the Demised Premises remained unused. However, such legal problem should not arise out of any act or omission on part of Lessee. In that case Lessor shall not have any liability whatsoever towards Lessee.

(h)	Lessor is free to dispose of or encumber its interest in the Demised Premises whether by way of sale, transfer, charge, mortgage, or otherwise, with prior intimation to Lessee. In the event Lessor disposes of or encumbers its interest in the Demised Premises in any manner whatsoever, Lessor covenants to obtain an unconditional written acknowledgement from the transferee/mortgagee/charge, as the case may be, to be bound by the terms and conditions of this Lease Deed. In the event of a transfer of the rights of Lessor, Lessor shall in addition obtain a written confirmation that the transferee shall fully assume the obligations and covenants herein on the part of Lessor to be performed.

(i)	Lessor shall maintain insurance for the Property, the Demised Premises and the fittings, interior and fixtures within the Demised Premises insuring the Lessor’s interest in such property in the event of fire, casualty or other loss and damage.
GTC-29: WAIVER OF SUBROGATION; INDEMNITY
(a)	Except as otherwise set forth in this Lease, Lessor and Lessee hereby release each other from any loss, damage or liability sustained, but only to the extent of any insurance proceeds actually received by the releasing party on account of any such loss, damage or liability. Such release shall be effective notwithstanding that any such loss, damage or liability arose out of the negligent or intentionally tortuous act or omission of the other party, its agents or employees; provided that inch release shall be effective only with respect to any loss or damage occurring during such time. as the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured’s ability to recover thereunder. Both Lessor and Lessee shall include in their respective insurance policies a clause to such effect, and shall promptly notify the other in writing if such clause cannot be included in any such policy.

(b)	Each party shall be responsible for, and shall indemnify and hold the other harmless from and against all liability arising out of any injury to or death of any person or loss of or damage to any property sustained or occurring in, on, or about the Demised Premises as a result of willful negligence of the other party. In the event that Lessor or its agents or employees shall, without fault on its part, be made a party to any litigation relating to Lessee or the Demised Premises, Lessee shall indemnify and hold Lessor harmless from and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid in connection with such litigation. Lessee shall promptly pay, satisfy and discharge any and all judgments, orders and decrees, which may be recovered against Lessor in connection with the foregoing.

(c)	In the event of the Lessee incurring any liability arising out of GTC-15 of Exhibit ‘B’ (Use of Premises) or any activity on the Demised Premises, Lessee shall indemnify Lessor against any, or all, such liabilities which might be directed towards Lessor arising out of Court Orders/ Government Notices/ any or all claims, actions by statutory authorities for such demised premises. In the event of such liability (Government Notices/ any or all claims, actions by statutory authorities) not being indemnified by Lessee as provided in this Section, it would constitute a default by Lessee and attract provisions of GTC-30 of Exhibit ‘B’ (Default of Lessee). In the event of Lessor incurring any liability arising out of GTC-28 of Exhibit ‘B’ (Covenants of Lessor) or any other obligation of Lessor under the Lease, Lessor shall indemnify Lessee against any, or all, such liabilities which might be directed towards Lessee arising out of Court Orders/ Government Notices/ any or all claims, actions by statutory authorities for such Demised Premises. In the event of such liability (Government Notices/ any or all claims, actions by statutory authorities) not being indemnified by Lessor as provided in this Section, it would constitute a breach by Lessor and Lessee shall be entitled to recover the amounts by deducting it from the Rent and any such other amount payable terminate the Lease with immediate effect.
(d)	The Lessor shall defend, indemnify and hold harmless the Lessee from and against any claim, liability, demand, loss, damage, judgment or other obligation or right of action, which may arise as a result of

(i)	breach of any of the representations and warranties provided in this Deed by the Lessor;

(ii)	misrepresentation by the Lessor;

(iii)	Breach of any of the provisions of this lease by the Lessor.

(e)	Lessor shall keep the Lessee indemnified against all claims including, demands, governmental actions, charges, suit, litigations, proceedings, penalties, losses including but not limited to business losses, costs, charges, consequences, damages and dispossession of the Premises that Lessee may incur or suffer due to the non-issuance of the Occupancy Certificate for the Premises. Lessor further covenants that in the event of dispossession of the Premises or in the event Lessee is prevented from using the Premises, due to non issuance of the occupancy certificate, Lessor shall reimburse Lessee for all capital expenditure incurred by Lessee in relation to the Premises including but not limited to the cost of fitting out the Premises and all expenses involved in moving to an alternate location. In such an event Lessor shall take the possession and ownership of all equipment and material cost of which has been reimbursed by the Lessor.
GTC-30: DEFAULT OF LESSEE
I) The following events shall be a default (“Default”) of Lessee under this Lease:
(i)	Failure of Lessee to pay Rents and Reimbursements for a continuous period of 2 months after same shall be due and payable,

(ii)	Failure of Lessee to perform, observe, or comply with any term, covenant, condition, agreement or provision of this Lease to be performed, observed or complied with by Lessee, other than as set forth in GTC-30(a)(i) above, where such failure shall continue for a period of Thirty (30) days after written notice thereof has been delivered by Lessor to Lessee at the Demised Premises; or

(iii)	The taking of this Lease or the Demised Premises, or any part thereof, upon execution or by other process of law directed against Lessee, or upon or subject to any attachment at the instance of any creditor of or claimant against Lessee, which shall not be discharged or disposed of within thirty (30) days after the levy thereof; or

(iv)	The involvement of Lessee in financial difficulties as evidenced by: (a) its admitting in writing its inability to pay its debts generally as they become due, or

(b) its filing a petition in bankruptcy under the Provincial Insolvency Act (as now existing or in the future amended), or (c) its filing a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, or winding-up (“Other Bankruptcy Laws”), or (d) its making an assignment of all or a substantial part of its property for the benefit of its creditors, or (e) its seeking or consenting to or acquiescing in the appointment of a receiver or trustee for all or a substantial part of the Demised Premises, or (f) its being adjudicated a bankrupt or insolvent, or (g) the entry of a court order without its consent, which order shall not be vacated or stayed within thirty (30) days from the date of entry, approving a petition filed against it for an arrangement in bankruptcy.
(a)	Upon occurrence of any of the default events set out in sub-clause (a), Lessor shall give Lessee a written notice of the nature of the default.

(b)	Upon receipt of the notice of default, Lessee shall be entitled to remedy the default within a period of 30 days.

(c)	Upon the expiry of the cure period, Lessor shall have the right then or at any time thereafter to give Lessee written notice of thirty (30) days of Lessor’s intent to terminate this lease.
Lessee’s right to possession of the Demised Premises shall cease and this lease shall thereupon terminate. Subject to the above, any notice to vacate or notice of Lessor’s intention to re-enter is being hereby expressly waived by Lessee.
(d)	The provisions of this Section GTC-30 of Exhibit ‘B’ shall apply notwithstanding the continued willingness and ability of Lessee to pay Rent and otherwise perform hereunder. The receipt by Lessor of payments of Rent, as such, accruing subsequent to the time of Lessee’s default under this Section GTC-30(e) of Exhibit ‘B’ and before Lessor has actual notice of the occurrence of an event of default under this Section GTC-30(e) of Exhibit ‘B’ shall not be deemed a waiver by Lessor of the provisions of this Section.

(e)	If Lessor terminates this Lease or enters and takes possession of the Demised Premises pursuant to GTC-30(c) of Exhibit ‘B’ above, Lessee shall remain liable (in addition to accrued liabilities) for adjusted Rent, Reimbursements and any other sums provided for in this Lease until the date of such termination.

(f)	Lessee on behalf of itself and all persons claiming through Lessee, including all creditors, does hereby waive any and all rights and privileges, so far as is permitted by law, which Lessee and all such persons might otherwise have under any present or future law: (1) to the service of any notice of intention to reenter, (2) to reenter or repossess the Demised Premises, or (3) to restore the operation of this Lease, with respect to any dispossession of Lessee by judgment or warrant of any court, whether such dispossession, reentry, expiration or termination be by operation of law or pursuant to the provisions of this Lease.

(g)	In the event of any breach or threatened breach by either party of any of the provisions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and to invoke any right or remedy allowed at law, equity or otherwise as if reentry, summary proceedings or other specific remedies were not provided in this Lease.

(h)	All rights and remedies of the parties under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to the parties now or hereafter existing under law.
GTC-31: WAIVER
If either party shall institute legal or administrative proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant herein contained nor of any of rights hereunder. No waiver by the parties of any breach of any covenant, condition or agreement herein contained shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement, or of any subsequent breach thereof.
GTC-32: CONDEMNATION
(a)	In the event that all of the Property is taken for any public or quasi-public use or purpose in eminent domain proceedings, or in the event the Property is conveyed to a governmental authority or other entity having the power of eminent domain (“condemning authority”) in lieu of such proceedings, this Lease shall terminate upon the date when the possession shall be surrendered to said condemning authority. Any prepaid Rent attributable to periods after such termination date shall be refunded to Lessee. Lessee shall not be entitled to share in or receive any part of such condemnation award or payment in lieu thereof, the same being hereby assigned to Lessor by Lessee.
(b)	In the event eminent domain proceedings shall be instituted in order to take a portion of the Property, so that the continued use and occupancy of the Demised Premises by Lessee will be substantially and materially impaired, Lessee may elect to terminate this Lease by giving Lessor, not less than ninety (90) days’ notice of termination prior to a termination date specified in such notice, and any prepaid Rent attributable to periods after such termination date specified in such notice shall be refunded to Lessee. If Lessee does not so elect to terminate this Lease, this Lease shall be and remain in full force and effect for the balance of the Term, except that Rent shall be proportionately abated to the extent of any portion of the Demised Premises taken.
(c)	Lessee shall not share in such condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change, the same being hereby assigned to Lessor by Lessee; provided, however, that nothing herein shall preclude Lessee from separately claiming and receiving from the condemning authority, if legally payable, compensation for the taking of Lessee’s tangible property, for Lessee’s removal and relocation costs and/or for Lessee’s loss of business and/or business interruption.
GTC-33: RIGHT OF LESSOR TO CURE LESSEE’S DEFAULT; LATE PAYMENTS
If Lessee fails to make any payment due hereunder, other than Rent, or fails to perform any act herein required to be performed by Lessee, then after thirty (30) days notice from Lessor, Lessor may, but shall not be required to, make such payments or perform such act, and the amount of the expense thereof, with interest at the rate of eighteen Percent (18%) per annum accruing from the date paid by Lessor, shall be paid by Lessee to Lessor, as Reimbursements hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the performing of such act by Lessor shall not operate to cure such default or to stop Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled. In the event of default of payment of Rent or any other reimbursements as per this Lease Deed, Lessee shall be liable to pay interest @ 18% from the due date of such payment till the actual date of payment and this remedy is in addition to any other remedies available to Lessor under this Lease Deed under GTC 30.
GTC-34: NO REPRESENTATION BY LESSOR
Neither Lessor nor any agent or employee of Lessor has made any representation, warranty, or promise with respect to the Demised Premises, the Buildings, or the Property except as herein expressly set forth, and no rights, privileges, easements or licenses are granted to Lessee except as herein set forth. Lessee, by taking possession of the Demised Premises, shall accept the same “as is,” and such taking of possession shall be conclusive evidence that the Demised Premises are in good and satisfactory condition at the time of such taking of possession.
GTC-35: BROKERS
Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim for brokerage services relating to this Lease.
GTC-36: NOTICES
All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered personally and evidenced by a receipt signed by the party receiving such notice or sent by prepaid recognized international courier service, if sent internationally, or by recognized domestic courier service or certified or registered mail, return receipt requested, first class postage prepaid, if sent domestically: (a) if to Lessor, Plot No. 17, Software Units Layout, Madhapur, Serilingampally Municipality, RR District, and (b) if to Lessee, at the Demised Premises at Building “Phase five”, The V, Plot No. 17, Software Units Layout, Madhapur, Serilingampally Municipality, RR District unless notice of a change of address is given pursuant to the provisions of this Section. Such notices shall be deemed given as of the date received, or the date such notices would have been received but for the addressee’s refusal thereof. Lessee hereby elects domicile at the Registered Office: One Spheris Plaza, Koramangala Block 8, Bangalore 560095 for the purpose of service of all notices, writs or other legal documents, or process, in any action or proceeding which Lessor may undertake under this Lease.

GTC-37: FINANCING REQUIREMENTS
In the event that any bank, insurance company, or other financial institution providing mortgage financing for the Property or any part thereof at any time requires, as a condition of such financing, that modification to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not affect Lessee’s use of the Demised Premises as herein permitted or the Term of the Lease, and (c) do not increase the rentals and other sums required to be paid by Lessee hereunder, then Lessor shall submit such required modifications to Lessee, and Lessee shall execute an amendment hereto incorporating such modifications within reasonable time after the same has been submitted to Lessee (provided, however, that Lessee shall not have the benefit of the cure period set forth in GTC-30(c) of Exhibit ‘B’ above).
GTC-38: PEACEFUL ENJOYMENT OF DEMISED PREMISES
Lessor covenants that it has the right to make this Lease, and that if Lessee shall pay the rental and perform all of Lessee’s obligations under this Lease, Lessee shall, during the term hereof, freely, peaceably and quietly occupy and enjoy the Demised Premises without molestation or hindrance by Lessor or any party claiming through or under Lessor, subject, however, to all provisions of this Lease.
GTC-39: SUCCESSORS AND ASSIGNS
Subject to the provisions of GTC-17 of Exhibit ‘B’ above, the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest and assigns; provided, however, that Lessor, its successors and assigns shall be obligated to perform Lessor’s agreements and covenants under this Lease only during and in respect of their respective successive periods as Lessor during the Term. Lessor may freely and fully assign its interest hereunder.
GTC-40: NAME OF PROPERTY
Lessor shall have the right to change the name of the Property, the Buildings, and any part thereof, during the Term or any extension thereof and shall have no obligation for any loss or damage to Lessee by reason thereof.
GTC-41: SIGNS
Lessor and Lessee have agreed that signs relating to Lessee’s business and occupancy of the Demised Premises may be installed and maintained on the Property at Lessee’s expense as mutually agreed upon in writing by both parties. All signs shall be installed and maintained by Lessee in compliance with all applicable laws, statutes, ordinances, rules and agencies. Lessee shall pay all expenses, and all license and permit fees relating to the installation and maintenance of authorized signs, and shall pay all expenses of removal and costs of repairs resulting therefrom.

GTC-42: EXONERATION
It is agreed, covenanted and understood by Lessee that all of the covenants, undertakings, obligations and agreements of Lessor herein are made solely on behalf of Lessor and that Lessee shall have recourse against only its interest in the Property, for the recovery of any damages resulting from the failure of Lessor to perform any covenant, understanding, obligation and agreement of Lessor herein. Lessee also covenants and agree that no personal liability or responsibility is assured by, nor shall at any time be asserted or enforceable against, any present or future officers of Lessor or its agents on account of any covenant, undertaking, obligation or agreement contained herein, all such personal liability and responsibility, if any, being expressly waived and released.
GTC-43: ARBITRATION
In the event of any dispute, difference, claim or controversy arising out of or relating to this Lease, the parties agree that the matter will be first referred to one or more executive officers (or the equivalent) of each party to attempt a mutually agreeable resolution. If the executive officers do not reach a mutually agreeable resolution within thirty (30) days of such referral of the matter to them, the parties shall seek arbitration of such dispute, claim or controversy as follows:
The dispute, difference, claim or controversy between the parties relating to this Lease shall be referred to a panel of three arbitrators, one to be appointed by Lessor, one to be appointed by Lessee and the two arbitrators so appointed shall on their entering upon reference appoint a Presiding Arbitrator and the majority decision of the arbitral panel shall be final and binding on the parties. The arbitration shall be conducted in accordance with the Arbitration and Conciliation Act, 1996 and the venue of arbitration shall be at Hyderabad. All the rights and obligations of Lessee and Lessor will continue during the period of arbitration. Subject to the above, the courts of Hyderabad shall have exclusive jurisdiction over any matter arising out of this Lease.
GTC-44: TIME OF THE ESSENCE
Time is of the essence in the performance of all Lessee’s obligations under this Lease.
GTC-45: STAMP DUTY, REGISTRATION CHARGES AND OTHER EXPENSES
Lessee shall register this Lease Deed within a period of 4 (four) months from the execution of this Lease Deed. The stamp duty, registration charges and all other expenses in respect of this Lease Deed and any amendment thereof shall be borne and paid by Lessee.
GTC-46: NO PARTNERSHIP
Nothing contained in this Lease along with the exhibits shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any relationship between the parties hereto other than that of Lessor and Lessee.

GTC-48: AUTHORITY
Each Party shall, concurrently with the signing of this Lease, furnish to the other Party certified copies of the resolutions of its board of directors (or of the executive committee of its board of directors) authorizing that Party to enter into this Lease; In Addition Lessee shall furnish to Lessor evidence (reasonably satisfactory to Lessor and its counsel) that Lessee is a duly organized corporation under the laws of the state of its incorporation, is qualified to do business in India is in good standing under the laws of the place of its incorporation and Lessee has the power and authority to enter into this Lease, and that all corporate action requisite to authorize Lessee to enter into this Lease has been duly taken. Each party shall also furnish evidence to the other Party (which such evidence shall be reasonably satisfactory to that Party and its counsel) that the person or persons executing this Lease on behalf of that Party is an officer or are officers of that Party, and that such person or persons as such officers were duly authorized to sign and execute this Lease.

EXHIBIT “C”
LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
SPECIAL TERMS AND CONDITIONS
Not applicable

EXHIBIT “D”
LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
DEMISED PREMISES & RENT
The Demised Premises, referred hereunder is a part of the Vega Block of The V, built on the Property to house software professionals for IT and IT Enabled Services and, is described below:

Building Vega	Super Built Area (sft)
10th (Tenth) Floor Right Wing	25,875
ALL THAT piece and parcel of constructed portion admeasuring super built up floor area of 25,875sq. ft of the Vega Building, The V, situated on Plot No. 17, Software Units Layout, Madhapur, Serilingampally Municipality, Ranga Reddy District.
Basis and Computation of Monthly Rent
1. Base Rent
The initial monthly rent payable would be Rs.38/- (Rupees Thirty Eight only) per square foot towards Base Rent, inclusive of current property tax of approximately Rs.0.62/- sq foot per month, on Super Built Area of 25875 square foot subject to the increase in rent defined in Section 4(a) of the Lease Deed.
2. Common Area and Equipment Maintenance Charges
The initial monthly charges payable would be Rs.5/- (Rupees Five only) per square foot on Super Built Areas of 25875 square foot for the Common Maintenance and upkeep of the Campus and Common Areas as described and subject to the provisions of GTC-3 of Exhibit ‘B’.
3. Charges for Canteen Usage
The monthly charges payable would be at an initial rate of Rs. 1,00,000/- (Rupees One Lakh only) for usage of Cafeteria. The initial rate shall escalate as defined in Section 4(c).
4. Parking Charges
The monthly Rent payable for Parking areas will be computed as follows, subject to the provisions of GTC-9 of Exhibit ‘B’:

Covered Four-Wheeler	2000	25	20	40000
Covered Two-Wheeler	300	75	60	18000
Total				58,000/-

EXHIBIT “E”
LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
OPERATING EXPENSES
The Lessee will be the Lessee’s Proportion of the actual expenditure incurred by the Lessor as per the methodology or procedures mentioned in the Lease Deed together with its Exhibits and Addenda, for the following, which are collectively referred to as the “Operating Expenses”:
1. Electricity Charges as per conditions in GTC-4 of Exhibit ‘B’.
2. Water Charges as per conditions in GTC-5 of Exhibit ‘B’.
3. Diesel Generator Set Running Expenses as per conditions in GTC-6 of Exhibit ‘B’.
4. Impositions related to the Property which Includes Property & Municipal Taxes.

EXHIBIT “F”
LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
LESSOR FIXTURES
Detailed description of Lessor’s Fixtures as and when received shall become Exhibit ‘F’.

EXHIBIT “G”
LEASE DEED BETWEEN
VITP PRIVATE LIMITED (LESSOR)
AND
SPHERIS INDIA PRIVATE LIMITED (LESSEE)
LESSEE FIXTURES
Detailed description of Lessee’s Fixtures as and when received shall become Exhibit ‘G’.